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                                                                   Exhibit 5.01


CCC Information Services Group Inc.
444 Merchandise Mart
Chicago, Illinois 60654


         Re:  675,800 Shares of Common Stock, $0.10
              par value, of CCC Information Services Group Inc.
              ------------------------------------------------

Dear Sir or Madam:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") filed by CCC Information Services Group Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 675,800 shares of Common Stock, $0.10 par value (the "Shares"), of the Company which may be issued upon exercise of stock options granted to employees of the Company pursuant to the CCC Information Services Group 1997 Stock Option Plan (the "Plan").

         We are familiar with the proceedings to date with respect to the Plan and the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares will be, as and when acquired in accordance with the terms and conditions of the Plan, legally issued, fully paid and non-assessable under the Delaware General Corporation Law.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                  Very truly yours,


                                  Winston & Strawn